UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2024

_____________________

KLX ENERGY SERVICES HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)
_____________________

Delaware	001-38609	36-4904146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Boulevard, 15th Floor Houston, Texas 77056 (Address of Principal Executive Offices, and Zip Code)

(832) 844-1015 (Registrant’s Telephone Number, Including Area Code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	symbol(s)	on which registered
Common Stock, $0.01 Par Value	KLXE	The Nasdaq Global Select Market
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2024, at the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of KLX Energy Services Holdings, Inc. (the “Company”), the Board increased the size of the Board from seven to eight directors by appointing Danielle Hunter to the Board, effective immediately. The Board designated Ms. Hunter as a Class II Director to serve until the Company’s 2026 Annual Meeting of Stockholders or her earlier resignation, retirement or other termination of service. Based upon information requested from and provided by Ms. Hunter concerning her background, employment and affiliations, including family relationships, the Board determined that Ms. Hunter does not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that Ms. Hunter is “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission and the listing requirements of the Nasdaq Stock Market. There are no family relationships between Ms. Hunter and any director or executive officer of the Company, and there are no arrangements or understandings between Ms. Hunter and any other persons pursuant to which she was appointed as a director of the Company.

Ms. Hunter has been appointed as a member of the Nominating and Corporate Governance Committee, effective as of February 28, 2024.

Ms. Hunter will receive the standard non-employee director compensation for her service as a director. For a full description of the compensation program for the Company’s non-employee directors, please see the Company’s Definitive Proxy Statement filed on March 28, 2023.

Ms. Hunter is the President of Berry Corporation (Nasdaq: BRY), an upstream energy company engaged in the responsible development and production of conventional oil reserves in the Western United States. She joined Berry in January 2020 as Executive Vice President, General Counsel and Corporate Secretary, a position she held through her appointment as President effective January 1, 2023. Prior to joining Berry, Ms. Hunter served as Executive Vice President, General Counsel, Corporate Secretary and Chief Risk and Compliance Officer at C&J Energy Services, Inc. (now part of Patterson UTI (Nasdaq: PTEN)), a well construction, completions, and services company, where she provided strategic counsel on a broad range of legal, business and operational matters. She served at C&J from June 2011 through November 2019. From 2007 through 2011, Ms. Hunter practiced corporate law at Vinson & Elkins LLP representing public and private companies in capital markets offerings and mergers and acquisitions, primarily in the oil and natural gas industry. She served as a judicial law clerk to U.S. District Judge Tucker Melancon, U.S. District Court for the Western District of Louisiana, after graduating Magna Cum Laude from Tulane University Law School in 2006. Our Board benefits from Ms. Hunter’s extensive experience with corporate strategy, governance and compliance, enterprise risk management and complex transactions within both the oilfield services industry and upstream oil and gas market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KLX Energy Services Holdings, Inc.

By:	/s/ Max L. Bouthillette
Name:	Max L. Bouthillette
Title:	Executive Vice-President, General Counsel, Chief Compliance Officer and Secretary
Date:	March 5, 2024